                            AMENDMENT NUMBER FIVE TO
                           LOAN AND SECURITY AGREEMENT

      THIS AMENDMENT NUMBER FIVE TO LOAN AND SECURITY AGREEMENT, dated as of June 25, 1999 (this "Amendment"), amends that certain Loan and Security Agreement, dated as of April 30, 1998 (as amended from time to time, the "Loan Agreement"), by and between THE CREDIT STORE, INC., a Delaware corporation ("Borrower"), and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast"). All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

                                 R E C I T A L S


      WHEREAS, Borrower and Coast wish to amend the Loan Agreement pursuant to the terms and provisions set forth in this Amendment; and

      WHEREAS, in connection with the Loan Agreement, Borrower issued to Coast that certain Warrant, dated as of April 30, 1998 (the "Warrant") whereby Coast received the right to purchase 650,247 shares of Borrower's common stock. Coast was granted immediate exercise rights in 278,677 of the 650,247 shares and rights in the remaining 371,570 shares only after the Maximum Dollar Amount was increased to Ten Million Dollars; and

      WHEREAS, J.L.B. of Nevada, Inc., a Nevada corporation ("JLB") and Coast have entered into that certain Subordination Agreement, dated as of May 1, 1998 (the "Subordination Agreement"), whereby JLB subordinated those certain notes defined in the Subordination Agreement as Note A, Note B, Note C and Note D. JLB has converted Note A in the amount of $10,000,000 to Series D Preferred Stock effective May 31, 1998. JLB has converted $10,000,000 of the $20,000,000 Note B into Series E Preferred Stock effective August 31, 1998. JLB has forgiven Five Million Dollars ($5,000,000) of accrued and unpaid interest on Notes A & B effective May 29, 1999. In response to such forgiveness, Coast has agreed to the Permitted Payments (as defined in Section 9 hereof); and

      NOW, THEREFORE, the parties hereto agree as follows:

                                A M E N D M E N T



      SECTION 1. AMENDMENT TO SECTION 1 OF THE LOAN AGREEMENT. Section 1 of the Loan Agreement is hereby amended by adding the following definitions:

            "Existing Unconverted Accounts" means charged-off consumer debt accounts owned by Borrower as of the date of this Amendment which have not yet been converted to credit card receivables by the Account Debtors.

            Purchased Unconverted Accounts" means charged-off consumer debt accounts acquired by Borrower after the date of this Amendment which have not been converted to credit card receivables by the Account Debtors."

      SECTION 2. AMENDMENT TO SECTION 2.1 OF THE SCHEDULE. Section 2.1 of the Schedule to the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

            "SECTION 2.1 - CREDIT LIMIT:

                  Loans in a total amount at any time outstanding not to exceed the lesser of: (i) a total of Ten Million Dollars ($10,000,000) at any one time outstanding (the "Maximum Dollar Amount"), or (ii) the sum of (a), (b) and (c) below:

                  (a) Loans in an amount not to exceed the lesser of:

                        (1) The sum of:

                           (i) ten percent (10%) of the amount of Borrower's
                  Eligible Receivables with respect to which the Account Debtors have made three (3) consecutive payments, plus, without duplication;

                           (ii) twenty percent (20%) of the amount of Borrower's
                  Eligible Receivables with respect to which the Account Debtors have made four (4) consecutive payments, plus, without duplication;

                           (iii) thirty percent (30%) of the amount of
                  Borrower's Eligible Receivables with respect to which the Account Debtors have made five (5) consecutive payments, plus, without duplication;

                           (iv) forty percent (40%) of the amount of Borrower's
                  Eligible Receivables with respect to which the Account Debtors have made six (6) consecutive payments, plus, without duplication;

                           (v) fifty percent (50%) of the amount of Borrower's
                  Eligible Receivables with respect to which the Account Debtors have made seven (7) or more consecutive payments; and

                        (2) Thirty-five percent (35%) of Eligible Receivables.

                  (b) Loans in an amount not to exceed the lesser of:

                        (1) Fifty percent (50%) of the sum of:

                           (i) 1.50% of the balance of Existing Unconverted
                  Accounts which have received payments within the past twenty-four (24) months prior to the date hereof;

                           (ii) 1.00% of the balance of Existing Unconverted
                  Accounts which have received payments between twenty-four (24) and sixty (60) months prior to the date hereof;

                           (iii) 0.50% of the balance of Existing Unconverted
                  Accounts which have received payments between sixty-one (61) and eighty-four (84) months prior to the date hereof; and

                           (iv) 0.25% of the balance of Existing Unconverted
                  Accounts which have received payments over eighty-four (84) months prior to the date hereof, provided, however, the amount of Existing Unconverted Accounts under this subsection 2.1(b)(iv) shall be limited to sixty percent (60%) of the total of all Existing Unconverted Accounts; and

                        (2) Thirty-five percent (35%) of the Maximum Dollar
                  Amount.

                  (c) Loans in an amount equal to Fifty percent (50%) of the sum of:


                           (i) 1.50% of the balance of Purchased Unconverted
                  Accounts which have received payments within the past twenty-four (24) months prior to the date hereof;

                           (ii) 1.00% of the balance of Purchased Unconverted
                  Accounts which have received payments between twenty-four (24) and sixty (60) months prior to the date hereof;

                           (iii) 0.50% of the balance of Purchased Unconverted
                  Accounts which have received payments between sixty-one (61) and eighty-four (84) months prior to the date hereof; and

                           (iv) 0.25% of the balance of Purchased Unconverted
                  Accounts which have received payments over eighty-four (84) months prior to the date hereof, provided, however, the amount of Purchased Unconverted Accounts under this subsection 2.1(b)(iv) shall be limited to sixty percent (60%) of the total of all Purchased Unconverted Accounts;

      SECTION 3. AMENDMENT TO SECTION 3.1 OF THE SCHEDULE. Section 3.1 of the Schedule to the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

            "SECTION 3.1 - INTEREST RATE:

            A rate equal to the Prime Rate plus 2.5% per annum, calculated on the basis of a 360-day year or the actual number of days elapsed. The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest Prime Rate in effect during the prior month, but in no event shall the rate of interest charged on any Loans in any month be less than 9% per annum.

            SECTION 3.1 - MINIMUM MONTHLY INTEREST:

                  Based on a daily outstanding borrowings of Fifty percent (50%)
            of the Maximum Dollar Amount."

      SECTION 4. AMENDMENT TO SECTION 3.2 OF THE SCHEDULE RELATING TO THE FACILITY FEE. Section 3.2 of the Schedule to the Loan Agreement relating to the Loan Fee and Facility Fee is hereby amended by deleting such Section in its entirety and replacing it with the following:

            "SECTION 3.2 - COLLATERAL MONITORING FEE:

            Fifty Thousand Dollars ($50,000) per quarter, fully earned and payable on the date hereof and every ninety (90) days thereafter during the first year of the term hereof. Thereafter, Two Hundred Thousand Dollars ($200,000) per year, fully earned and payable when it is charged to the Loan on each and every anniversary of the date hereof."

      SECTION 5. FACILITY EXTENSION FEE. Borrower shall pay to Coast a facility extension fee (the "Facility Extension Fee") in the amount of One Hundred Thousand Dollars ($100,000) which shall be fully earned and payable on the date hereof.

      SECTION 6. AMENDMENT TO SECTION 9.1 OF THE SCHEDULE. Section 9.1 of the Schedule to the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

            "SECTION 9.1 - MATURITY DATE:

            July 29, 2001. Notwithstanding the provisions in Section 9.1 of the Agreement, the Agreement shall terminate on the Maturity Date, unless Borrower gives notice of its desire to renew no less than thirty (30) days prior to the Maturity Date, provided, however, that notwithstanding anything to the contrary in the Agreement, if and only if the Agreement is terminated before the Maturity Date, Borrower will not have to pay the Early Termination Fee (as defined in Section 3 of this Schedule)."

      SECTION 7. AMENDMENT TO SECTION 9.1 OF THE SCHEDULE. Section 9.1 of the Schedule to the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

            "SECTION 9.1 - RENEWAL FEE:

                  1/2% of the Maximum Dollar Amount per year starting July 29,
            2001."

      SECTION 8. AMENDMENT TO SECTION 9.2 OF THE SCHEDULE. Section 9.2 of the Schedule to the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

            "SECTION 9.2 - EARLY TERMINATION FEE:

                  An amount equal to the greater of (i) an amount equal to all interest due and payable during the six (6) months immediately preceding the effective date of termination, or (ii) an amount equal to the Minimum Monthly Interest multiplied by the number of full or partial months from the effective date of termination to the Maturity Date, or (iii) an amount equal to the average monthly interest accrued during the six (6) months immediately preceding the effective date of termination, multiplied by the number of full or partial months from the effective date of termination to the Maturity Date; provided, however, if the Maximum Dollar Amount is not increased to at least Twenty Million Dollars ($20,000,000) within one hundred twenty (120) days of the effective date of this Amendment, then this Early Termination Fee is waived; provided, further however, if at anytime before or after such one hundred twenty (120) day period the Maximum Dollar Amount is increased to at least Twenty Million Dollars ($20,000,000) then the Early Termination Fee provided for herein shall be in effect."

      SECTION 9 . PERMITTED PAYMENT ON SUBORDINATED DEBT. Notwithstanding
Section 10.1(o) of the Agreement and the terms of the Subordination Agreement, to the contrary, Coast shall permit Borrower to make one or more payments in the aggregate not to exceed Three Million Dollars ($3,000,000) (the "Permitted Payments") of accrued interest or principal to JLB, provided, however, the Permitted Payments shall only be made once the Maximum Dollar Amount has been increased to more than Ten Million Dollars ($10,000,000). Nothing herein obligates Coast to permit future payments on any subordinated debt on terms inconsistent with the Loan Documents.

      SECTION 10. AMENDMENT TO SECTION 8.1 OF THE SCHEDULE TO THE LOAN AGREEMENT. A new subparagraph (f) is hereby added to Section 8.1 of the Schedule to the Loan Agreement to read as follows:

                  "(f) Coast agrees to use its best efforts to syndicate, find additional lenders or sell participations to other lenders acceptable to Coast so as to be in a position to increase the Maximum Dollar

            Amount to more than Ten Million Dollars ($10,000,000) but not more than Thirty Million Dollars ($30,000,000). In connection with any such syndication or participation Coast shall receive the Early Termination Fee referenced in Section 9.2(i) or (iii) of this Agreement equal to the product of such fees set forth in section 9.2(i) and/or (iii) and a fraction equal to Coast's prorata share of the then applicable Maximum Dollar Amount or in respect to the formula in Section 9.2(ii) of this Agreement an Early Termination Fee based upon the Ten Million Dollar ($10,000,000) commitment of Coast and all other syndicate lenders or participants shall receive an early termination fee, with respect to their pro-rata share, based on the following formula:

                  An amount equal to two percent (2%) of the commitment of each lender or participant, other than Coast, in the Maximum Dollar Amount (as defined in this Schedule), if termination occurs before July 29, 2000; and one percent (1%) of the commitment of each lender or participant, other than Coast, in the Maximum Dollar Amount, if termination occurs on or after July 29, 2000 and before the Maturity Date."

      SECTION 11. AMENDMENT TO SECTION 8.5 (C) OF THE LOAN AGREEMENT. Section 8.5(c) of the Loan Agreement is hereby amended by adding the following at the end thereof:

                  "Notwithstanding the foregoing, in conjunction with the sale in the ordinary course of Borrower's business of Receivables to a wholly-owned subsidiary entity that satisfies the requirements of
            Section 8.5 (e), so long as no Event of Default has occurred and is continuing or will occur as a result of the following below described non-cash equity contribution and so long as no over advance based on the loan formulas set forth in the Schedule to the Loan Agreement would result, Borrower may make a non-cash equity contribution to such subsidiary entity and such subsidiary entity may grant a senior and exclusive lien on the Receivables purchased."

      SECTION 12. AMENDMENT TO SECTION 8.5 OF THE SCHEDULE. Section 8.5 of the Schedule to the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

            "SECTION 8.5 - NEGATIVE COVENANTS (ACQUIRED ASSETS):

                  One Hundred Thousand Dollars ($100,000) per transaction and
            Seven Hundred Fifty Thousand Dollars ($750,000) per 12 month period consisting of May 1 - April 30."

      SECTION 13 . COAST'S VESTED RIGHTS IN THE WARRANT. Borrower acknowledges that in connection with the increase of the Maximum Dollar Amount to Ten Million Dollars ($10,000,000) Coasts rights in the Warrant and the additional 371,570 shares have vested and the Warrant is fully exercisable.

      SECTION 14. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon: (i) receipt by Coast of an executed copy of this Amendment executed by Borrower, (ii) receipt by Coast of an executed copy of the reaffirmation of the Continuing Guaranty executed by American Credit Alliance, Inc., and}(iii) receipt by Coast of the Facility Extension Fee, (iv) receipt by Coast of evidence, in form and substance satisfactory to Coast, that Sleepy Hollow Associates, Inc., has been merged into Borrower, and (v) receipt by Coast of evidence, in form and substance satisfactory to Coast, that JLB has forgiven Five Million Dollars ($5,000,000) of accrued and unpaid interest owing on Notes A and B.

      SECTION 15. ENTIRE AGREEMENT. The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Borrower represents, warrants and agrees that in entering into the Loan Agreement and consenting to this Amendment, it has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Coast or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

      SECTION 16. CONFLICTING TERMS. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

      SECTION 17. MISCELLANEOUS. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                     THE CREDIT STORE, INC.,
                                     a Delaware corporation

                                     By:  /s/ Michael J. Philippe
                                          --------------------------------
                                              President or Vice President

                                     By:  /s/ Wayne Fanebust
                                          --------------------------------
                                              Secretary or Ass't Secretary

                                     COAST BUSINESS CREDIT,
                                     a division of Southern Pacific Bank

                                     By:  /s/ Illegible
                                          --------------------------------
                                     Title:   Vice President

                            REAFFIRMATION OF GUARANTY

         The undersigned has executed a Continuing Guaranty in favor of Coast Business Credit, a division of Southern Pacific Bank, a California corporation ("Coast") respecting the obligations of The Credit Store, Inc., a Delaware corporation ("Borrower") owing to Coast. The undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that (a) its Continuing Guaranty remains in full force and effect, (b) nothing in such Continuing Guaranty obligates Coast to notify the undersigned of any changes in the financial accommodations made available to Borrower or to seek reaffirmations of the Continuing Guaranty, and (c) no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of the reaffirmation.

                                     AMERICAN CREDIT ALLIANCE, INC.,
                                     a Nevada corporation

                                     By:  /s/ Michael J. Philippe
                                          --------------------------------
                                     Name:    Michael J. Philippe
                                     Title:  Chief Financial Officer